Registration No. 333-65201

Registration No. 333-62096

Registration No. 333-121588

Registration No. 333-137683

Registration No. 333-140589

Registration No. 333-156038

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-65201
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-62096
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-121588
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-137683
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-140589
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-156038
UNDER
THE SECURITIES ACT OF 1933

BEBE STORES, INC.

(Exact Name of Registrant as Specified in Its Charter)

California	94-2450490
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

400 Valley Drive

Brisbane, California 94005

(415) 715-3900

(Address of Principal Executive Offices including Zip Code)

bebe stores, inc. 1997 Stock Plan

(Full title of the plan)

Gary Bosch Vice President, General Counsel and Corporate Secretary bebe stores, inc. 400 Valley Drive Brisbane, California 94005 (415) 715-3900	Copy To: Tad J. Freese, Esq. Latham & Watkins LLP Menlo Park, California 94025 Telephone: (650) 328-4600 Facsimile: (650) 463-2600

(Name and Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. Check one:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected to use the extended transition period for complying with the new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (this “Post-Effective Amendment”) relates to the following registration statements of bebe stores, inc. (the “Registrant”) filed with the Securities and Exchange Commission (the “Commission”) on Form S-8 (the “Registration Statements”):

•	Registration No. 333-65201 for the sale of 2,830,000 shares of the common stock of the Registrant, par value $0.001 per share (the “Common Stock”) under the bebe stores, inc. 1997 Stock Plan (the “Plan”) and 750,000 shares of Common Stock under the bebe stores, inc. 1998 Employee Stock Purchase Plan (the “ESPP”).

•	Registration No. 333-62096 for the sale of 1,500,000 shares of the Common Stock under the Plan.

•	Registration No. 333-121588 for the sale of 2,000,000 shares of the Common Stock under the Plan.

•	Registration No. 333-137683 for the sale of 500,000 shares of the Common Stock under the Plan.

•	Registration No. 333-140589 for the sale of 500,000 shares of the Common Stock under the Plan.

•	Registration No. 333-156038 for the sale of 2,000,000 shares of the Common Stock under the Plan.

The Company is no longer issuing securities under the Plan or the ESPP. This Post-Effective Amendment is being filed to deregister all plan interests and shares of Common Stock that were registered under the Registration Statements and remain unissued under the Plan or ESPP.

In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under each Registration Statement that remain unsold at the termination of the offerings, the Registrant hereby removes from registration the securities registered but unsold under the Registration Statements, if any.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Brisbane, State of California, on this 28th day of February 2018.

BEBE STORES, INC.

By:	/s/ Manny Mashouf
Manny Mashouf
President and Chief Executive Officer

*	Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment.